Contact: George V. Hager, Jr.                                       Exhibit 99.1
         Executive Vice President & Chief Financial Officer
         (610) 444-6350


GENESIS HEALTH VENTURES REPORTS SECOND QUARTER FISCAL 2003 RESULTS

      o Strong Cash Flow Provides for $20 Million Debt Repayment and $17 Million Share Repurchase

      o  Sale of All Florida Assets Complete

      o  ElderCare Spin-Off Plan on Schedule

      o  NeighborCare Reports Strong Growth in Revenues and Earnings


KENNETT SQUARE, PA -- (May 1, 2003) -- Genesis Health Ventures, Inc. (NASDAQ:
GHVI) today announced income from continuing operations of $9.7 million ($0.23 per share) for the quarter ended March 31, 2003 compared to $28.3 million ($0.67 per share) in the same quarter in the prior year. Income from continuing operations for the six months ended March 31, 2003 was $25.2 million ($0.61 per share) compared to $44.8 million ($1.07 per share) in the same period in the prior year.

During the quarter ended March 31, 2003, Genesis recognized costs of $3.6 million ($2.2 million after tax) related to its strategic planning initiatives and transaction related expenses. During the prior year quarter ended March 31, 2002, Genesis recognized a $21.7 million ($13.2 million after tax) gain on an arbitration award and $1.7 million ($1.0 million after tax) of debt restructuring and reorganization costs. Excluding the effect of these items, income from continuing operations was $11.8 million ($0.28 per share) in the quarter ended March 31, 2003 compared to $16.1 million ($0.39 per share) in the same period in the prior year. See attached reconciliation on page 7. The decline in earnings is due to the impact of the Medicare "Cliff", which had the impact of reducing income from continuing operations by $5.4 million ($0.13 per share) and $10.5 million ($0.25 per share) for the second quarter and year-to-date periods, respectively.

"NeighborCare, which generates approximately half of Genesis' consolidated revenues, had an outstanding quarter," said Robert H. Fish, Chairman and Chief Executive Officer. "NeighborCare's performance was fueled by strong top line growth, improved customer mix and continued realization of operating efficiencies gained through our best practices initiatives."

"The quality of our earnings is demonstrated by the substantial cash generated during the quarter, which included $51 million of operating cash flow and $28 million from the sale of assets," noted Fish. "Our ability to generate significant cash flow has allowed us to repay $20 million of debt in the second quarter and $63 million in the current fiscal year, to repurchase approximately $17 million of our common stock, and to increase our liquidity position, ending the second quarter with over $133 million in cash."

Continued Solid Revenue Growth Driven by NeighborCare
Consolidated revenues for the second quarter ended March 31, 2003 grew 4.4% to $647.6 million versus $620.4 million in the comparable period in the prior year. For the six months ended March 31, 2003, revenues were $1,288.6 million versus $1,229.9 million in the comparable period in the prior year.

Pharmacy revenues for the second quarter ended March 31, 2003 grew 8.5% to $302.8 million versus $279.2 million in the comparable period in the prior year. For the six months ended March 31, 2003, pharmacy revenues grew 8.4% to $597.9 million versus $551.8 million in the comparable period in the prior year. NeighborCare's strong revenue growth was driven by drug inflation and an increase in the acuity level of patients served.

Inpatient revenues for the second quarter ended March 31, 2003 remained relatively flat at $298.6 million versus $299.1 million in the comparable period in the prior year. For the six months ended March 31, 2003, inpatient revenues were $601.5 million compared to $596.6 million in the same period in the prior year. The impact of the Medicare Cliff on revenues, for the second quarter and year to date of $8.9 million and $17.2 million, respectively, was partially offset by growth in Medicaid and other payor rates. Medicaid rates, on average, increased by approximately 6% in the second quarter versus the same period in the prior year. Occupancy averaged 91% in the second quarter versus 92% in the year ago quarter and Medicare mix, as a percentage of patient days, grew from 15.4% to 16.3%.

Pharmacy Margin Expansion Offsets Impact of Cliff
Consolidated EBITDA, as adjusted, for the second quarter ended March 31, 2003, was $47.5 million compared to $54.2 million for the same period in the prior year. The decline in EBITDA was caused by the impact of the Medicare Cliff, as described above, and the impact of harsh weather experienced in the Northeast, which increased year over year utility and snow removal costs by approximately $1.5 million. These amounts were offset by improvements in operating performance, notably in NeighborCare.

NeighborCare's EBITDA for the second quarter ended March 31, 2003 was $31.0 million compared to $26.9 million in the same period in the prior year. For the six months ended March 31, 2003, NeighborCare's EBITDA was $59.2 million compared to $53.1 million in the same period in the prior year. Pharmacy EBITDA margins increased to 9.6% this quarter versus 8.8% in the comparable quarter in the prior year primarily driven by NeighborCare's margin expansion initiatives. These initiatives, which began during the latter half of fiscal 2002, are now being realized in NeighborCare profitability. NeighborCare's EBITDA grew 15% in this year's second quarter versus the same quarter in the prior year, as compared to a 7% growth rate in the first quarter of 2003 versus the same quarter in the prior year.

Inpatient EBITDA for the second quarter ended March 31, 2003 was $26.6 million compared to $35.4 million in the same period in the prior year. For the six months ended March 31, 2003, inpatient EBITDA was $56.6 million compared to $72.2 million in the same period in the prior year. The decline in EBITDA was primarily driven by the Medicare Cliff and the impact of harsh weather. Expense growth in the quarter moderated, principally due to slower nursing labor costs, including both employed and agency labor, which declined to 6% year over year as agency utilization was substantially reduced.

Progress on Strategic Initiatives
Exit from ElderCare Operations in Florida Complete
On April 30, 2003, Genesis completed the sale of its nine skilled nursing facilities and the transfer of leasehold rights in one skilled nursing facility and one assisted living facility in Florida for $26.3 million, of which $6 million is represented by a note receivable. In a separate transaction, on March 31, 2003, Genesis completed the sale of its remaining four Florida assisted living facilities for $8.5 million in cash.

The Florida properties would have contributed approximately $25.2 million to revenues and a loss of $0.4 million ($0.01 per share) in income from continuing operations in the second quarter of 2003 if they had not been classified as discontinued. With the completion of these transactions, Genesis has significantly reduced its exposure to patient liability costs, which appear to be stabilizing due to tort reform efforts, but which remain extraordinarily high in the state of Florida.

Spin-Off
On February 12, 2003, Genesis announced that its Board of Directors had approved a plan to spin-off its eldercare business in what is expected to be a tax-free transaction to shareholders by the end of the calendar year.

In the second quarter of 2003, Genesis submitted a private letter ruling request to the Internal Revenue Service regarding the tax-free nature of the distribution of shares of the independent eldercare company. The process is expected to be completed in the fiscal fourth quarter of 2003.

Genesis expects to file with the Securities and Exchange Commission a registration statement relating to the independent eldercare company's securities during the Company's third fiscal quarter. The securities registration process is expected to be completed in the fiscal fourth quarter of 2003.

NeighborCare Operational Best Practices
NeighborCare continues implementation of its margin expansion initiatives. These initiatives specifically address operating costs related to packaging, labor and quality assurance through enhanced automation and process re-engineering. This program has been rolled out in all seven pharmacy regions.

Share Repurchase Program
On March 20, 2003, Genesis announced that its Board of Directors had authorized the Company to repurchase up to $50 million of the Company's common stock. As of March 31, 2003, Genesis had repurchased approximately $17 million of the Company's common stock or 1.1 million common shares, through privately negotiated transactions and in the open market, representing 2.6% of the common shares outstanding. Since the end of the quarter, Genesis has repurchased an additional $4 million of common stock.

Discontinued Operations
On October 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards, No. 144 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 144"). Under SFAS 144, discontinued businesses or assets held for sale are removed from the results of continuing operations and presented as a separate line on the statement of operations.

During the second quarter of fiscal 2003, the Company classified as discontinued operations all of its Florida skilled nursing facilities and its one remaining assisted living facility in Florida (as discussed above), and two skilled nursing and four assisted living facilities located in other states.

Other Considerations
Strategic Planning, Severance and Other Related Costs
In the second quarter of fiscal 2003, the Company recorded expenses of $2.6 million principally associated with consulting expenses related to NeighborCare's margin expansion initiatives and the evaluation of strategic alternatives.

Transaction Related Expenses
During the second quarter of fiscal 2003, the Company recognized an additional $1.0 million of costs associated with the proposed NCS Healthcare transaction. For the six months ended March 31, 2003, the Company realized a net gain of approximately $10.2 million on the NCS Healthcare break-up fee.

Financial Summary
Excluding the impact of strategic planning, severance and other related costs and transaction related expenses in the quarter ended March 31, 2003, and a $21.7 million gain on an arbitration award and $1.7 million of debt restructuring and reorganization costs in the quarter ended March 31, 2002, results for the quarter ended March 31, 2003 as compared to the same quarter in the prior year are presented below and have been labeled `as adjusted'.

                                                              As reported                        As adjusted
                                                             Quarter ended                      Quarter ended
                                                               March 31,                          March 31,
                                                        2003              2002             2003              2002
                                                        ----              ----             ----              ----
EBITDA (in millions)                                    $44.0            $74.2             $47.5            $54.2
Income from Continuing Operations
 (in millions)                                          $9.7             $28.3             $11.8            $16.8
Income from Continuing Operations
Per Share - Diluted                                     $0.23            $0.67             $0.28            $0.39

         See attached reconciliation on page 7

Outlook
The Company is reaffirming its guidance for the fiscal year 2003. Income from continuing operations on a GAAP basis is projected to be between $50.3 million ($1.23 per share) and $52.5 million ($1.28 per share). As adjusted for our projected strategic planning, severance and other related costs and transaction related net gains in the fiscal year 2003, income from continuing operations on a non-GAAP basis is projected to be between $56.6 million ($1.38 per share) and $58.7 million ($1.43 per share). See attached reconciliation on page 12.

Conference Call
Genesis Health Ventures will host a conference call and webcast at 9:30 a.m. EDT on May 1, 2003 to discuss its financial results for the second quarter.

Investors can access the conference call by phone at (888) 428-4480 or live via webcast through the home page of the Genesis web site at http://www.ghv.com. A replay of the call will also be posted on the home page of the Genesis web site at http://www.ghv.com.

About Genesis Health Ventures
Genesis Health Ventures (NASDAQ: GHVI) provides healthcare services to America's elders through a network of NeighborCare pharmacies and Genesis ElderCare skilled nursing and assisted living facilities. Other Genesis healthcare services include rehabilitation and respiratory therapy, group purchasing, and diagnostics.

Visit our website at http://www.ghv.com
                     ------------------

Statements made in this release, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Such forward looking statements include, without limitation, statements contained under the heading "Outlook" and statements regarding the effect of the exit from eldercare operations in Florida, the effect and timing of the spin-off of our eldercare operations and the effect of the NeighborCare operational best practices. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, delays and other difficulties related to the spin-off, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; an economic downturn or changes in the laws affecting our business in those markets in which we operate; the terms of any share repurchase; and that there can be no assurance that any spin-off transaction will be completed and if completed will increase shareholder value.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

                                      # # #

                          GENESIS HEALTH VENTURES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                 Three Months Ended  Three Months Ended
                                                                                   March 31, 2003      March 31, 2002
                                                                                     -----------         -----------
Net revenues:
    Inpatient services                                                               $   298,638         $   299,139
    Pharmacy services                                                                    302,844             279,179
    Other revenue                                                                         46,070              42,101
                                                                                     -----------         -----------
      Total net revenues                                                                 647,552             620,419
                                                                                     -----------         -----------
Operating expenses:
    Salaries, wages and benefits                                                         281,707             258,743
    Cost of sales                                                                        190,017             178,425
    Other operating expenses                                                             121,346             122,664
    Strategic planning, severance and other related costs                                  2,593                   -
Net expense (gain) from break-up fee and other settlements                                   969             (21,678)
Depreciation and amortization expense                                                     16,083              14,686
Lease expense                                                                              6,957               6,368
Interest expense                                                                           9,889              10,862
                                                                                     -----------         -----------
Income before debt restructuring and reorganization costs,
    income tax expense, equity in net income (loss) of unconsolidated
    affiliates and minority interests                                                     17,991              50,349
Debt restructuring and reorganization costs                                                    -               1,700
                                                                                     -----------         -----------
Income before income tax expense, equity in net income (loss)
    of unconsolidated affiliates and minority interests                                   17,991              48,649
Income tax expense                                                                         7,018              18,974
                                                                                     -----------         -----------
Income before equity in net income (loss) of unconsolidated
    affiliates and minority interests                                                     10,973              29,675
Equity in net income (loss) of unconsolidated affiliates                                     541                (141)
Minority interests                                                                        (1,180)               (595)
                                                                                     -----------         -----------
Income from continuing operations before preferred stock dividends                        10,334              28,939
Preferred stock dividends                                                                    666                 630
                                                                                     -----------         -----------
Income from continuing operations                                                          9,668              28,309
Loss from discontinued operations, net of taxes                                           (5,004)             (3,367)
                                                                                     -----------         -----------
Net income attributed to common shareholders                                         $     4,664         $    24,942
                                                                                     ===========         ===========

Per Common Share Data:
Basic:
    Income from continuing operations                                                     $ 0.23         $      0.69
    Loss from discontinued operations                                                      (0.12)              (0.08)
    Net income                                                                       $      0.11         $      0.61
    Weighted average shares                                                           41,641,179          41,168,498

Diluted:
    Income from continuing operations                                                $      0.23         $      0.67
    Loss from discontinued operations                                                      (0.12)              (0.08)
    Net income                                                                       $      0.11         $      0.59
    Weighted average shares                                                           41,641,179          43,300,745

                          GENESIS HEALTH VENTURES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED MARCH 31, 2003 AND 2002
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                  Six Months Ended   Six Months Ended
                                                                                   March 31, 2003      March 31, 2002
                                                                                   --------------      --------------
Net revenues:
    Inpatient services                                                               $   601,533         $   596,634
    Pharmacy services                                                                    597,911             551,784
    Other revenue                                                                         89,119              81,447
                                                                                     -----------         -----------
      Total net revenues                                                               1,288,563           1,229,865
                                                                                     -----------         -----------
Operating expenses:
    Salaries, wages and benefits                                                         556,160             512,907
    Cost of sales                                                                        376,769             350,524
    Other operating expenses                                                             243,831             246,020
    Strategic planning, severance and other related costs                                  9,838                   -
Net gain from break-up fee and other settlements                                         (11,337)            (21,678)
Depreciation and amortization expense                                                     32,195              29,309
Lease expense                                                                             13,903              13,084
Interest expense                                                                          20,809              21,928
                                                                                     -----------         -----------
Income before debt restructuring and reorganization costs,
    income tax expense, equity in net income of unconsolidated
    affiliates and minority interests                                                     46,395              77,771
Debt restructuring and reorganization costs                                                    -               1,700
                                                                                     -----------         -----------
Income before income tax expense, equity in net income
    of unconsolidated affiliates and minority interests                                   46,395              76,071
Income tax expense                                                                        18,095              29,668
                                                                                     -----------         -----------
Income before equity in net income of unconsolidated
    affiliates and minority interests                                                     28,300              46,403
Equity in net income of unconsolidated affiliates                                            592                 391
Minority interests                                                                        (2,295)               (752)
                                                                                     -----------         -----------
Income from continuing operations before preferred stock dividends                        26,597              46,042
Preferred stock dividends                                                                  1,349               1,260
                                                                                     -----------         -----------
Income from continuing operations                                                         25,248              44,782
Loss from discontinued operations, net of taxes                                           (8,647)             (4,241)
                                                                                     -----------         -----------
Net income attributed to common shareholders                                         $    16,601         $    40,541
                                                                                     ===========         ===========

Per Common Share Data:
Basic:
    Income from continuing operations                                                $      0.61         $      1.09
    Loss from discontinued operations                                                      (0.21)              (0.10)
    Net income                                                                       $      0.40         $      0.99
    Weighted average shares                                                           41,594,523          41,102,279

Diluted:
    Income from continuing operations                                                $      0.61         $      1.07
    Loss from discontinued operations                                                      (0.21)              (0.10)
    Net income                                                                       $      0.40         $      0.97
    Weighted average shares - income from continuing operations                       43,829,594          43,230,208
    Weighted average shares - net income                                              41,594,523          43,230,208

                          GENESIS HEALTH VENTURES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)

Reconciliation of as reported to as adjusted income from
   continuing operations (in thousands, except                                Three Months Ended   Three Months Ended
   share and per share amounts)                                                 March 31, 2003        March 31, 2002
                                                                                --------------        --------------
Income from continuing operations - as reported                                  $     9,668            $    28,309
Add back:
    Strategic planning, severance and other related costs                              2,593                      -
    Net expense (gain) from break-up fee and other settlements                           969                (21,678)
    Debt restructuring and reorganization costs                                            -                  1,700
    Tax impact of items added back above                                              (1,389)                 7,791
                                                                                 -----------            -----------
Income from continuing operations as adjusted                                    $    11,841            $    16,122
Assumed conversion of preferred stock                                                      -                    630
                                                                                 -----------            -----------
Income from continuing operations as adjusted
    to calculate diluted per share results                                       $    11,841            $    16,752
                                                                                 -----------            -----------
Income per share from continuing operations - diluted                            $      0.28            $      0.39
                                                                                 -----------            -----------
Weighted average shares - diluted                                                 41,641,179             43,300,745
                                                                                 ===========            ===========

-------------------------------------------------------------------------------------------------------------------
Reconciliation of income from continuing operations
   to EBITDA as reported and as adjusted                                     Three Months Ended     Three Months Ended
   (in thousands)                                                               March 31, 2003        March 31, 2002
                                                                                ------------          --------------

Income from continuing operations - as reported                                  $     9,668            $    28,309
Add back:
    Preferred stock dividends                                                            666                    630
    Equity in net income or loss of unconsolidated affiliates                           (541)                   141
    Minority interests                                                                 1,180                    595
    Income tax expense                                                                 7,018                 18,974
    Interest expense                                                                   9,889                 10,862
    Depreciation and amortization expense                                             16,083                 14,686
                                                                                 -----------            -----------
EBITDA as reported                                                               $    43,963            $    74,197
    Net expense (gain) from break-up fee and other settlements                           969                (21,678)
    Strategic planning, severance and other related costs                              2,593                      -
    Debt restructuring and reorganization costs                                            -                  1,700
                                                                                 -----------            -----------
EBITDA as adjusted                                                               $    47,525            $    54,219
                                                                                 ===========            ===========

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Reconciliation of as reported to as adjusted income from
    continuing operations (in thousands, except                               Six Months Ended        Six Months Ended
    share and per share amounts)                                               March 31, 2003          March 31, 2002
                                                                               --------------           -------------

Income from continuing operations - as reported                                  $    25,248            $    44,782
Add back:
    Strategic planning, severance and other related costs                              9,838                      -
    Net gain from break-up fee and other settlements                                 (11,337)               (21,678)
    NCS financing cost with pharmacy supplier (included in cost of sales)                601                      -
    Debt restructuring and reorganization costs                                            -                  1,700
    Tax impact of items added back above                                                 350                  7,791
                                                                                ------------            -----------
Income from continuing operations as adjusted                                    $    24,700            $    32,595
Assumed conversion of preferred stock                                                      -                  1,260
                                                                                ------------            -----------
Income from continuing operations as adjusted
    to calculate diluted per share results                                       $    24,700            $    33,855
                                                                                ------------            -----------
Income per share from continuing operations - diluted                            $      0.59            $      0.78
                                                                                ------------            -----------
Weighted average shares - diluted                                                 41,594,523             43,230,208
                                                                                ============            ===========

-------------------------------------------------------------------------------------------------------------------
Reconciliation of income from continuing operations
    to EBITDA as reported and as adjusted                                     Six Months Ended       Six Months Ended
    (in thousands)                                                             March 31, 2003         March 31, 2002
                                                                               -------------          --------------

Income from continuing operations - as reported                                  $    25,248            $    44,782
Add back:
    Preferred stock dividends                                                          1,349                  1,260
    Equity in net income of unconsolidated affiliates                                   (592)                  (391)
    Minority interests                                                                 2,295                    752
    Income tax expense                                                                18,095                 29,668
    Interest expense                                                                  20,809                 21,928
    Depreciation and amortization expense                                             32,195                 29,309
                                                                                ------------            -----------
EBITDA as reported                                                               $    99,399            $   127,308
    Net gain from break-up fee and other settlements                                 (11,337)               (21,678)
    Strategic planning, severance and other related costs                              9,838                      -
    NCS financing cost with pharmacy supplier (included in cost of sales)                601                      -
    Debt restructuring and reorganization costs                                            -                  1,700
                                                                                ------------            -----------
EBITDA as adjusted                                                               $    98,501            $   107,330
                                                                                ============            ===========

                          GENESIS HEALTH VENTURES, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2003 AND SEPTEMBER 30, 2002
                                 (IN THOUSANDS)

                                                                   March 31, 2003   September 30, 2002
                                                                   --------------   ------------------
Assets:
Current assets:
    Cash and equivalents                                              $  133,481        $  148,030
    Restricted investments in marketable securities                       15,850            15,074
    Accounts receivable, net                                             370,243           369,969
    Inventory                                                             68,003            64,734
    Prepaid expenses and other current assets                             46,586            47,850
    Assets held for sale                                                  40,314            46,134
                                                                      ----------        ----------
    Total current assets                                                 674,477           691,791
                                                                      ----------        ----------
Property, plant and equipment, net                                       743,241           795,928
Assets held for sale                                                      21,551                 -
Restricted investments in marketable securities                           71,769            71,073
Other long-term assets                                                    39,823            51,042
Investments in unconsolidated affiliates                                  12,084            14,143
Identifiable intangible assets, net                                       24,726            25,795
Goodwill                                                                 341,854           339,723
                                                                      ----------        ----------
 Total assets                                                         $1,929,525        $1,989,495
                                                                      ==========        ==========

Liabilities and Shareholders' Equity:
Current liabilities:
    Current installments of long-term debt                            $   53,606        $   40,744
    Accounts payable and accrued expenses                                181,100           202,041
                                                                      ----------        ----------
       Total current liabilities                                         234,706           242,785
                                                                      ----------        ----------
Long-term debt                                                           571,616           648,939
Deferred income taxes                                                     50,089            37,191
Self-insurance liability reserves                                         52,347            42,019
Other long-term liabilities                                               48,787            48,989
Minority interests                                                        10,901            10,684
Redeemable preferred stock, including accrued dividends                   46,114            44,765
Shareholders' equity                                                     914,965           914,123
                                                                      ----------        ----------
    Total liabilities and shareholders' equity                        $1,929,525        $1,989,495
                                                                      ==========        ==========


------------------------------------------------------------------------------------------------------------------------------------

Rollforward of book value per share

                                                    (in thousands)             (in thousands)
                                              ----------------------------    -----------------------    ---------------------------
                                                 Shareholders' equity           Common shares             Book value per share (1)
                                              ----------------------------    -----------------------    ---------------------------
Balance at September 30, 2002                                   $ 914,123                     41,501                         $ 22.03

Net income attributed to common shareholders                       16,601                          -

Accumulated other comprehensive loss                               (1,589)                         -

Issuance of common stock                                            2,745                        206

Repurchase of common stock                                        (16,915)                    (1,103)
                                              ----------------------------    -----------------------    ---------------------------
Balance at March 31, 2003                                       $ 914,965                     40,604                         $ 22.53
                                              ============================    =======================    ===========================

(1) Excluding redeemable preferred stock.

                          GENESIS HEALTH VENTURES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               THREE AND SIX MONTHS ENDED MARCH 31, 2003 AND 2002
                                 (IN THOUSANDS)

                                                            Three Months Ended  Three Months Ended Six Months Ended Six Months Ended
                                                              March 31, 2003      March 31, 2002    March 31, 2003   March 31, 2002
                                                              --------------      --------------    --------------   --------------
Cash flows from operating activities:
   Net income attributed to common shareholders                  $   4,664          $ 24,942         $  16,601         $ 40,541
   Net charges included in operations not requiring funds           32,647            24,886            63,019           59,896
   Changes in assets and liabilities:
      Accounts receivable                                           (5,917)           (9,918)          (22,742)         (16,247)
      Accounts payable and accrued expenses                          3,497            (3,518)           (7,622)          24,585
      Refinancing of pharmacy supplier credit terms                      -           (42,000)                -          (42,000)
      Receipt of break-up fee, net of costs                         10,580                 -            10,580                -
      Other, net                                                     5,786            (1,170)            4,761              125
                                                                 ---------          --------         ---------         --------
Net cash provided by (used in) operating activities before
  debt restructuring and reorganization costs                       51,257            (6,778)           64,597           66,900
                                                                 ---------          --------         ---------         --------
Cash paid for debt restructuring and reorganization costs             (662)           (6,208)             (993)         (32,182)
                                                                 ---------          --------         ---------         --------
Net cash provided by (used in) operating activities                 50,595           (12,986)           63,604           34,718
                                                                 ---------          --------         ---------         --------

Cash flows from investing activities:
   Capital expenditures                                            (14,123)           (9,152)          (26,952)         (19,973)
   Net sales (purchases) of restricted marketable securities         8,184            (7,370)             (909)         (13,039)
   Acquisition of rehabilitation services business                        -                 -            (5,436)               -
   Sale (purchase) of eldercare assets                              28,198                 -            29,556          (10,453)
   Other                                                             5,518             7,599             6,022            5,245
                                                                 ---------          --------         ---------         --------
Net cash provided by (used in) investing activities                 27,777            (8,923)            2,281          (38,220)
                                                                 ---------          --------         ---------         --------

Cash flows from financing activities:
   Repayment of long-term debt and payment of sinking
     fund requirements                                             (20,127)          (10,880)          (63,496)         (34,349)
   Proceeds from issuance of long-term debt                              -            47,000                 -           80,000
   Repurchase of common stock                                      (16,938)                -           (16,938)               -
   Other                                                            (2,000)                -                 -                -
                                                                 ---------          --------         ---------         --------
   Net cash (used in) provided by financing activities             (39,065)           36,120           (80,434)          45,651
                                                                 ---------          --------         ---------         --------

Net increase (decrease) in cash and equivalents                  $  39,307          $ 14,211         $ (14,549)        $ 42,149

Cash and equivalents:
Beginning of period                                                 94,174            60,077           148,030           32,139
                                                                 ---------          --------         ---------         --------
End of period                                                    $ 133,481          $ 74,288         $ 133,481         $ 74,288
                                                                 =========          ========         =========         ========

                          GENESIS HEALTH VENTURES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)


                                                      Three Months Ended    Three Months Ended   Six Months Ended Six Months Ended
Segment Data (dollars in thousands)                     March 31, 2003        March 31, 2002      March 31, 2003   March 31, 2002
                                                        --------------        --------------      --------------   --------------
Inpatient services
Revenue                                                    $  298,638           $  299,139           $  601,533      $  596,634
EBITDA - $                                                     26,612               35,351               56,564          72,180
EBITDA - %                                                        8.9%                11.8%                 9.4%           12.1%
Pharmacy services (including intersegment amounts)
Revenue                                                    $  322,455           $  305,808           $  637,573      $  604,660
EBITDA - $                                                     31,003               26,867               59,204          53,132
EBITDA - %                                                        9.6%                 8.8%                 9.3%            8.8%


                                                      Three Months Ended    Three Months Ended    Six Months Ended  Six Months Ended
Selected Operating Statistics                           March 31, 2003        March 31, 2002       March 31, 2003    March 31, 2002
                                                        --------------        --------------       --------------    --------------

Occupancy                                                        91.0%                92.1%                91.2%           92.2%

Patient Days:
    Private and other                                         315,445              342,623              653,279         701,871
    Medicare                                                  261,567              250,412              506,756         475,996
    Medicaid                                                1,026,632            1,028,549            2,088,947       2,107,175
                                                           ----------           ----------           ----------      ----------
    Total Days                                              1,603,644            1,621,584            3,248,982       3,285,042
                                                           ==========           ==========           ==========      ==========

Per Diems:
    Private and other                                      $   201.98           $   197.69           $   201.93      $   196.04
    Medicare                                               $   312.76           $   342.42           $   311.24      $   343.07
    Medicaid                                               $   144.25           $   136.06           $   144.45      $   135.03

Nursing labor costs per patient day:
    Employed labor                                         $    72.62           $    65.02           $    71.27      $    63.70
    Agency labor                                           $     5.96           $     8.90           $     6.49      $     9.23
                                                           ----------           ----------           ----------      ----------
    Total                                                  $    78.58           $    73.92           $    77.76      $    72.93
                                                           ==========           ==========           ==========      ==========


Pharmacy beds served                                          250,207              250,046              249,480         250,375

Institutional pharmacy revenue per bed                     $    1,124           $    1,065           $    2,234      $    2,108

                          GENESIS HEALTH VENTURES, INC.
                          EARNINGS GUIDANCE (UNAUDITED)

Reconciliation of GAAP to non-GAAP                                            Low end                             High end
projected earnings guidance                                                   of range                            of range
                                                                      --------------------------         --------------------------
                                                                         $         $ per share *           $          $ per share *
                                                                      --------------------------         --------- ----------------
Projected income from continuing operations (GAAP)                    $ 50,332     $        1.23         $  52,480    $        1.28
Add back:
   Strategic planning, severance and other related costs                20,988                              20,988
   Net expense (gain) from break-up fee and other settlements          (11,337)                            (11,337)
   NCS financing cost with pharmacy supplier
     (included in cost of sales)                                           601                                 601
   Tax impact of items added back above                                 (3,998)                             (3,998)
                                                                      --------------------------        ---------------------------
Projected income from continuing operations -
     as adjusted (non-GAAP)                                           $ 56,586     $        1.38         $  58,734    $        1.43
                                                                      ==========================         ========= ================

* - $ per common share on a diluted basis, assuming the conversion of redeemable preferred stock to common stock.